EX-24 5 mmm-20231231xex24.htm EX-24
EXHIBIT 24
POWER OF ATTORNEY
Each of the undersigned Directors and the Principal Executive, Principal Financial and Principal Accounting Officers of 3M COMPANY, a Delaware corporation (the “Company”), hereby constitute and appoint Michael F. Roman, Monish Patolawala, Theresa E. Reinseth, Kevin H. Rhodes, Israel Owodunni and Michael M. Dai, and each of them, his or her true and lawful attorneys-in-fact and agents, with full and several power of substitution and resubstitution, for him or her and in his or her name, place and stead in any and all capacities, to sign one or more Annual Reports for the Company’s fiscal year ended December 31, 2023, on Form 10-K under the Securities Exchange Act of 1934, as amended, any amendments thereto, and all additional amendments thereto, each in such form as they or any one of them may approve, and to file the same with all exhibits thereto and other documents in connection therewith with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done so that such Annual Report or Annual Reports shall comply with the Securities Exchange Act of 1934, as amended, and the applicable Rules and Regulations adopted or issued pursuant thereto, as fully and to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them or their substitute or resubstitute, may lawfully do or cause to be done by virtue hereof.
The undersigned have signed this Power of Attorney this 6th day of February 2024.

/s/ Michael F. Roman	/s/ Monish Patolawala
Michael F. Roman, Chairman of the Board and Chief Executive Officer (Principal Executive Officer and Director)	Monish Patolawala, Executive Vice President and Chief Financial and Transformation Officer (Principal Financial Officer)

/s/ Theresa E. Reinseth	/s/ Thomas K. Brown
Theresa E. Reinseth, Senior Vice President, Controller and Chief Accounting Officer (Principal Accounting Officer)	Thomas K. Brown, Director

/s/ Audrey Choi	/s/ Anne H. Chow
Audrey Choi, Director	Anne H. Chow, Director

/s/ David B. Dillon	/s/ Michael L. Eskew
David B. Dillon, Director	Michael L. Eskew, Director

/s/ James R. Fitterling	/s/ Amy E. Hood
James R. Fitterling, Director	Amy E. Hood, Director

/s/ Suzan Kereere	/s/ Gregory R. Page
Suzan Kereere, Director	Gregory R. Page, Director

/s/ Pedro J. Pizarro	/s/ Thomas W. Sweet
Pedro Pizarro, Director	Thomas Sweet, Director